SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES AND EXCHANGE ACT OF 1934

November 12, 2004 (November 5, 2004)
Date of Report (Date of earliest event reported)

SPECTRUM PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-28782	93-0979187
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

157 Technology Drive
Irvine, California	92618
(Address of principal executive offices)	(Zip Code)

(949) 788-6700
(Registrant’s telephone number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Item 3.02 Unregistered Sales of Equity Securities
SIGNATURES

Item 3.02 Unregistered Sales of Equity Securities

     On November 5, 2004, we issued 190,000 shares of our common stock upon conversion of 95 shares of our Series E Preferred Stock, at a conversion price of $5.00 per share. The shares of our common stock were issued without registration under the Securities Act of 1933 in reliance upon the exemption from registration provided under Section 3(a)(9) of the Securities Act.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 12, 2004
SPECTRUM PHARMACEUTICALS, INC.

	By:	/s/ Shyam K. Kumaria

	Name: Title:	Shyam K. Kumaria Vice President, Finance